                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

NAME                                                LOCATION                              STATE OF INCORPORATION
----                                                --------                              ----------------------

Advanced Communications, Corporation                Columbia, South Carolina, USA         South Carolina

American Telephone Wiring Company                   Charleston, West Virginia, USA        West Virginia

Associated Network Solutions, Inc.                  St. Petersburg, Florida, USA          Florida

ATIMCO Network Services, Inc.                       Pittsburgh, Pennsylvania, USA         Pennsylvania

BBox Holding Company                                Wilmington, Delaware, USA             Delaware

BB Technologies, Inc.                               Wilmington, Delaware, USA             Delaware

Black Box Corporation of Pennsylvania               Lawrence, Pennsylvania, USA           Delaware

Cable Consultants, Incorporated                     Atlanta, Georgia, USA                 Georgia

Midwest Communications Technologies, Inc.           Columbus, Ohio, USA                   Ohio

Key-Four, Inc.                                      Atlanta, Georgia, USA                 Georgia

Todd Communications, Inc.                           Winston-Salem, North Carolina, USA    North Carolina

Aicon Telemarketing Tecnologico Ltda.               Santiago, Chile

Alpeco International Foreign Sales Corporation      Bridgetown, Barbados

Black Box Catalog Australia Pty. Ltd.               Croydon VIC, Australia

Black Box Canada Corporation                        Ontario, Canada

Black Box Catalog New Zealand Limited               Wellington, New Zealand

Black Box Catalogue, Ltd.                           Reading, England

Black Box Communication SANV                        Zaventum, Belgium

Black Box Datacom, B.V.                             Utrecht, Netherlands

Black Box de Mexico, S.A. de C.V.                   Mexico City, Mexico

Black Box Deutschland GmbH                          Munich, Germany

Black Box do Brazil Industria e Comercio Ltda.      Sao Paulo, Brazil

Black Box France, S.A.                              Rungis, France

Black Box Foreign Sales Corporation                 St. Thomas, U.S.V.I.

Black Box Italia, SpA                               Vimodrone, Italy

Black Box Japan Kabushiki Kaisha                    Tokyo, Japan

Black Box Puerto Rico Corp.                         San Juan, Puerto Rico

Datacom Black Box Services AG                       Altendorf, Switzerland

Datacom Black Box Holding, AG                       Zug, Switzerland

Ohmega Installations Limited                        Newbury, Berkshire, England

South Hills Datacomm Chile, S.A.                    Santiago, Chile